UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30th, 2022

Global Fiber Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52047	11-3746201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Division Street, Suite 501, Somerville, NJ, 08876

(Address of Principal Executive Offices) (Zip Code)

732-695-4389

(Registrant s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 29th, 2022, the joint venture between Inventel Products LLC and Authentic Heroes, Inc., known as “Old is Gold” received a purchase order for $800,000 from the company known as “Best of As Seen On TV” of Westchester, PA. The order is for 40,000 units at $20.00 per unit of the “Old is Gold Christmas” vinyl album with a delivery date in mid-October. The order will be accounted for as “Deferred Revenue” for the 3rd quarter reporting period and will convert to “Recognized Revenue” upon the shipping to the customer

Authentic Heroes is a majority owned subsidiary of Global Fiber Technologies, Inc. and the 51% joint venture partner of “Old is Gold”

INDEX TO EXHIBITS

 Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Purchase Order Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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Date: August 30th, 2022

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Fiber Technologies, Inc.

By:	/s /Chris H Giordano
President

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